[PARKER CHAPIN FLATTAU & KLIMPL, LLP]
                                   LETTERHEAD



                                                    October 23, 1996


MicroFrame, Inc.
21 Meridian Road
Edison, New Jersey  08820

Gentlemen:

           We have acted as counsel to MicroFrame, Inc., a New Jersey corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offering of 1,000,000 shares (the "Option Shares") of the Company's common stock, par value $.001 per share, to certain employees, directors and consultants of the Company, issuable upon exercise of options that either have been or may from time to time be granted by the Company under its 1994 Stock Option Plan, as amended on July 17, 1995, and as further amended on August 16, 1996 (the "1994 Plan").

           In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public offi cials and certificates of officers or other representatives of the Company.

           Based upon and subject to the foregoing, we are of the opinion that the Option Shares, when issued and paid for in accordance with the 1994 Plan and the applicable options granted thereunder, will be legally issued, fully paid and non-assessable.



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           We hereby  consent  to filing of this  opinion  as an  exhibit to the
Registration Statement.

                                             Very truly yours,

                                         /s/ Parker Chapin Flattau & Klimpl, LLP

                                             PARKER CHAPIN FLATTAU & KLIMPL, LLP